EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
May 25, 2021	fcooper@tollbrothers.com

Toll Brothers Reports FY 2021 2nd Quarter Results

FORT WASHINGTON, PA, May 25, 2021 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its second quarter ended April 30, 2021.

FY 2021’s Second Quarter Financial Highlights (Compared to FY 2020's Second Quarter):
•Net income and earnings per share were $127.9 million and $1.01 per share diluted, compared to net income of $75.7 million and $0.59 per share diluted in FY 2020’s second quarter.
•Pre-tax income was $169.8 million, compared to $102.1 million in FY 2020’s second quarter. Pre-tax income in the second quarter of FY 2021 includes a charge of $34.2 million for the early retirement of debt.
•Home sales revenues were a second quarter record $1.84 billion, up 21% compared to FY 2020’s second quarter; delivered homes were 2,271, up 18%.
•Net signed contract value was $3.05 billion, up 97% compared to FY 2020’s second quarter; contracted homes were 3,487, up 85%. Net signed contracts, in both dollars and units, were all-time records.
•Backlog value was $8.69 billion at second quarter end, up 58% compared to FY 2020’s second quarter; homes in backlog were 10,104, up 57%. Quarter-end backlog, in both dollars and units, were all-time records.
•Home sales gross margin was 21.9%, compared to FY 2020’s second quarter home sales gross margin of 19.5%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 24.4%, compared to FY 2020’s second quarter adjusted home sales gross margin of 22.9%.
•SG&A, as a percentage of home sales revenues, was 11.9%, compared to 13.8% in FY 2020’s second quarter.
•Income from operations was $184.4 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $21.5 million.
•In March 2021, the Company announced an increase of its quarterly cash dividend to $0.17 per share, or a rate of $0.68 per share on an annualized basis, representing a 54.5% increase from the prior quarterly cash dividend of $0.11 per share.

Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “Our business continues to operate at a very high level. With strong demand and constrained industry-wide supply, we have continued to raise prices in excess of cost increases while setting all-time records for contracts and backlog in both units and dollars, and exceeding our guidance on nearly every metric.
“These exceptional results reflect the strategic expansion of our product lines and geographies, as well as structural changes we have made in how we operate to focus on driving sustainable increases in profit margins and return on equity. Based on the land we currently control, we are projecting community count growth to 340 communities at fiscal year end, with an additional 10% growth in fiscal 2022.
“We are encouraged by the continued strength of the housing market, which is supported by a long-term supply-demand imbalance, favorable demographics, especially the drive to home ownership among millennials, low mortgage rates, and the greater overall appreciation for one’s home that has emerged out of the pandemic. These market conditions, which we expect to continue into the foreseeable future, play to our strengths of creating luxury communities in desirable locations, offering a broad range of price points, and providing our home buyers the ability to personalize their homes.
“Based on the strength of our outlook for the remainder of this year and beyond, we are raising our fiscal year 2021 guidance on nearly all key metrics. We expect continued margin improvement through the second half of fiscal 2021 as well as in 2022, and we project return on beginning equity in excess of 20% in fiscal 2022.”

Third Quarter and FY 2021 Financial Guidance:
	Third Quarter	Full Fiscal Year 2021
Deliveries (1)	2,675 units	10,200 - 10,400 units
Average Delivered Price	$820,000 - $840,000	$805,000 - $825,000
Adjusted Home Sales Gross Margin	24.8%	24.6%
SG&A, as a Percentage of Home Sales Revenues	11.6%	11.8%
Quarter-End Community Count	Approximately 310	Approximately 340
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and other	$20.0 million	$110.0 million
Tax Rate	26.0%	25.5%
(1) Delivery guidance for the third quarter reflects the slower COVID-19 impacted sales environment of mid-March through May 2020

Financial Highlights for the three months ended April 30, 2021 and 2020 (unaudited):
	2021	2020
Net Income	$127.9 million, or $1.01 per share diluted	$75.7 million, or $0.59 per share diluted
Pre-Tax Income	$169.8 million	$102.1 million
Pre-Tax Inventory Impairments	$1.6 million	$14.2 million
Home Sales Revenues	$1.84 billion and 2,271 units	$1.52 billion and 1,923 units
Net Signed Contracts	$3.05 billion and 3,487 units	$1.55 billion and 1,886 units
Net Signed Contracts per Community	11.3 units	5.8 units
Quarter-End Backlog	$8.69 billion and 10,104 units	$5.49 billion and 6,428 units
Average Price of Homes in Backlog	$860,100 per home	$854,500 per home
Home Sales Gross Margin	21.9%	19.5%
Adjusted Home Sales Gross Margin	24.4%	22.9%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	2.4%	2.5%
SG&A, as a percentage of Home Sales Revenues	11.9%	13.8%
Income from Operations	$184.4 million, or 9.6% of total revenues	$92.5 million, or 6.0% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$21.5 million	$16.0 million
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	4.0%	9.7%
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	1.6%	3.1%

Financial Highlights for the six months ended April 30, 2021 and 2020 (unaudited):
	2021	2020
Net Income	$224.4 million, or $1.77 per share diluted	$132.5 million, or $0.99 per share diluted
Pre-Tax Income	$297.2 million	$168.0 million
Pre-Tax Inventory Impairments	$2.8 million	$15.2 million
Home Sales Revenues	$3.25 billion and 4,048 units	$2.81 billion and 3,534 units
Net Signed Contracts	$5.56 billion and 6,361 units	$3.04 billion and 3,692 units
Income from Operations	$303.5 million, or 8.7% of total revenues	$140.0 million, or 4.9% of total revenues
Other Income, Income from Unconsolidated Entities, and Land Sales Gross Profit	$71.7 million	$36.2 million
Additional Financial Information:
•The Company ended its FY 2021 second quarter with approximately $715 million in cash and cash equivalents, compared to $1.37 billion at FYE 2020 and $950 million at FY 2021’s first quarter end. At FY 2021 second quarter end, the Company also had $1.790 billion available under its $1.905 billion bank revolving credit facility, substantially all of which is scheduled to mature in November 2025.
•On April 23, 2021, the Company paid its quarterly dividend of $0.17 per share to shareholders of record at the close of business on April 9, 2021.
•Stockholders' Equity at FY 2021 second quarter end was $4.91 billion, compared to $4.88 billion at FYE 2020.
•FY 2021's second quarter end book value per share was $39.82 per share, compared to $38.53 at FYE 2020.
•The Company ended its FY 2021 second quarter with a debt-to-capital ratio of 42.2%, compared to 43.8% at FY 2021’s first quarter end and 44.8% at FYE 2020. The Company ended FY 2021’s second quarter with a net debt-to-capital ratio(1) of 35.6%, compared to 35.8% at FY 2021’s first quarter end, and 33.3% at FYE 2020.
•The Company ended FY 2021’s second quarter with approximately 74,500 lots owned and optioned, compared to 67,700 one quarter earlier, and 62,100 one year earlier. Approximately 51%, or 38,000, of these lots were owned, of which approximately 18,000 lots, including those in backlog, were substantially improved.
•In the second quarter of FY 2021, the Company spent approximately $205.8 million on land to purchase approximately 2,053 lots.
•The Company ended FY 2021’s second quarter with 320 selling communities, compared to 309 at FY 2021’s first quarter end and 326 at FY 2020’s second quarter end.
•In March 2021, the Company redeemed all $250 million of its outstanding 5.625% senior notes due 2024. The Company incurred a pre-tax charge of approximately $34.2 million in the second quarter for the early retirement of debt.
(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by Chairman & CEO Douglas C. Yearley, Jr. at 8:30 a.m. (EST) Wednesday, May 26, 2021, to discuss these results and its outlook for the third quarter and FY 2021. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.
The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., A FORTUNE 500 Company, is the nation's leading builder of luxury homes. The Company was founded over fifty years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, golf course development, smart home technology, and landscape subsidiaries. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations.
2021 marks the 10th year Toll Brothers has been named to FORTUNE magazine’s World’s Most Admired Companies® list. Toll Brothers has been honored as Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year by Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).

FORWARD-LOOKING STATEMENTS
Information presented herein for the second quarter ended April 30, 2021 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: the impact of Covid-19 on the U.S. economy and on our business; expectations regarding inflation and interest rates; the markets in which we operate or may operate; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effects of the ongoing Covid-19 pandemic, which are highly uncertain, cannot be predicted and will depend upon future developments, including the severity of the pandemic and its duration, the duration of social distancing and other mitigation strategies taken by applicable government authorities, the availability and effectiveness of vaccines, adequate testing and therapeutic treatments and the prevalence of widespread immunity to Covid-19;
•the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•raw material and labor prices and availability;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;
•the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•transportation costs;

•federal and state tax policies;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;
•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2020 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	April 30, 2021	October 31, 2020
	(Unaudited)
ASSETS
Cash and cash equivalents	$714,968	$1,370,944
Inventory	8,260,664	7,658,906
Property, construction and office equipment, net	276,224	316,125
Receivables, prepaid expenses and other assets	849,764	956,294
Mortgage loans held for sale	204,421	231,797
Customer deposits held in escrow	94,432	77,291
Investments in unconsolidated entities	533,595	430,701
Income taxes receivable	40,951	23,675
	$10,975,019	$11,065,733

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,033,165	$1,147,955
Senior notes	2,403,163	2,661,718
Mortgage company loan facility	146,932	148,611
Customer deposits	609,387	459,406
Accounts payable	502,293	411,397
Accrued expenses	1,115,437	1,110,196
Income taxes payable	203,853	198,974
Total liabilities	6,014,230	6,138,257

Equity:
Stockholders’ Equity
Common stock	1,529	1,529
Additional paid-in capital	709,422	717,272
Retained earnings	5,352,573	5,164,086
Treasury stock, at cost	(1,148,406)	(1,000,454)
Accumulated other comprehensive loss	(2,048)	(7,198)
Total stockholders' equity	4,913,070	4,875,235
Noncontrolling interest	47,719	52,241
Total equity	4,960,789	4,927,476
	$10,975,019	$11,065,733

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended April 30,				Six Months Ended April 30,
	2021		2020		2021		2020
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$1,836,260		$1,516,234		$3,246,964		$2,813,571
Land sales and other	93,864		32,838		246,536		66,932
	1,930,124		1,549,072		3,493,500		2,880,503

Cost of revenues:
Home sales	1,434,493	78.1%	1,220,978	80.5%	2,556,286	78.7%	2,254,100	80.1%
Land sales and other	92,091	98.1%	26,418	80.4%	203,825	82.7%	58,700	87.7%
	1,526,584		1,247,396		2,760,111		2,312,800

Gross margin - home sales	401,767	21.9%	295,256	19.5%	690,678	21.3%	559,471	19.9%
Gross margin - land sales and other	1,773	1.9%	6,420	19.6%	42,711	17.3%	8,232	12.3%

Selling, general and administrative expenses	219,170	11.9%	$209,128	13.8%	429,909	13.2%	427,659	15.2%
Income from operations	184,370		92,548		303,480		140,044

Other:
Income from unconsolidated entities	10,483		(4,271)		11,677		7,870
Other income - net	9,213		13,836		17,285		20,131
Expenses related to early retirement of debt	(34,240)				(35,211)
Income before income taxes	169,826		102,113		297,231		168,045
Income tax provision	41,960		26,443		72,866		35,499
Net income	$127,866		$75,670		$224,365		$132,546
Per share:
Basic earnings	$1.03		$0.59		$1.79		$1.00
Diluted earnings	$1.01		$0.59		$1.77		$0.99
Cash dividend declared	$0.17		$0.11		$0.28		$0.22
Weighted-average number of shares:
Basic	124,295		128,205		125,177		133,175
Diluted	125,999		128,809		126,780		134,349

Effective tax rate	24.7%		25.9%		24.5%		21.1%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2021	2020	2021	2020
Inventory impairment charges recognized:
Cost of home sales - land owned/controlled for future communities	$1,581	$13,914	$1,747	$14,945
Cost of home sales - operating communities		300	1,100	300
	$1,581	$14,214	$2,847	$15,245

Depreciation and amortization	$16,305	$15,618	$33,181	$30,285
Interest incurred	$38,447	$46,104	$79,715	$89,754
Interest expense:
Charged to home sales cost of sales	$44,092	$38,037	$77,417	$70,811
Charged to land sales and other cost of sales	579	737	2,417	1,304
Charged to other income - net		2,440		2,440
	$44,671	$41,214	$79,834	$74,555

Home sites controlled:			April 30, 2021	April 30, 2020
Owned			37,952	37,112
Optioned			36,514	25,028
			74,466	62,140

Inventory at April 30, 2021 and October 31, 2020 consisted of the following (amounts in thousands):

	April 30, 2021	October 31, 2020
Land and land development costs	$2,101,713	$2,094,775
Construction in progress	5,479,780	4,848,647
Sample homes	351,932	398,053
Land deposits and costs of future development	327,239	317,431
	$8,260,664	$7,658,906

Toll Brothers operates in two segments: Traditional Home Building and Urban Infill ("City Living"). Within Traditional Home Building, the Company operates in the following five geographic segments, with current operations in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, Pennsylvania, New Jersey and New York
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

	Three Months Ended April 30,
	Units		$ (Millions)		Average Price Per Unit $
	2021	2020	2021	2020	2021	2020
REVENUES
North	562	449	$390.7	$296.0	$695,100	$659,300
Mid-Atlantic	304	303	218.3	192.9	$718,100	$636,600
South	408	348	280.2	230.8	$686,700	$663,400
Mountain	605	505	431.8	337.5	$713,800	$668,300
Pacific	347	289	458.6	423.3	$1,321,600	$1,464,700
Traditional Home Building	2,226	1,894	1,779.6	1,480.5	$799,500	$781,700
City Living	45	29	58.0	36.8	$1,288,500	$1,268,000
Corporate and other			(1.3)	(1.1)
Total home sales	2,271	1,923	1,836.3	1,516.2	$808,600	$788,500
Land sales and other			93.9	32.8
Total consolidated			$1,930.2	$1,549.0

CONTRACTS
North	551	377	$454.4	$269.8	$824,600	$715,700
Mid-Atlantic	386	294	323.9	219.9	$839,100	$748,100
South	800	395	561.8	273.3	$702,300	$691,800
Mountain	1,216	509	920.0	362.0	$756,600	$711,300
Pacific	488	294	707.6	400.5	$1,450,000	$1,362,100
Traditional Home Building	3,441	1,869	2,967.7	1,525.5	$862,500	$816,200
City Living	46	17	85.3	27.7	$1,854,500	$1,627,300
Total consolidated	3,487	1,886	$3,053.0	$1,553.2	$875,500	$823,500

BACKLOG
North	1,893	1,677	$1,477.9	$1,187.1	$780,700	$707,900
Mid-Atlantic	1,218	781	1,039.7	574.2	$853,600	$735,200
South	2,107	1,174	1,492.1	861.4	$708,200	$733,800
Mountain	3,338	1,699	2,533.4	1,271.4	$759,000	$748,400
Pacific	1,432	999	1,949.7	1,450.7	$1,361,500	$1,452,100
Traditional Home Building	9,988	6,330	8,492.8	5,344.8	$850,300	$844,400
City Living	116	98	197.4	148.1	$1,701,700	$1,510,900
Total consolidated	10,104	6,428	$8,690.2	$5,492.9	$860,100	$854,500

	Six Months Ended April 30,
	Units		$ (Millions)		Average Price Per Unit $
	2021	2020	2021	2020	2021	2020
REVENUES
North	1,013	842	$703.3	$550.1	$694,300	$653,300
Mid-Atlantic	531	543	382.3	355.4	$720,000	$654,500
South	749	622	497.1	414.5	$663,700	$666,400
Mountain	1,130	906	809.8	600.6	$716,600	$662,900
Pacific	573	556	789.8	818.6	$1,378,400	$1,472,300
Traditional Home Building	3,996	3,469	3,182.3	2,739.2	$796,400	$789,600
City Living	52	65	65.8	76.6	$1,265,400	$1,178,500
Corporate and other			(1.1)	(2.2)
Total home sales	4,048	3,534	3,247.0	2,813.6	$802,100	$796,200
Land sales			246.5	66.9
Total consolidated			$3,493.5	$2,880.5

CONTRACTS
North	1,000	777	$811.1	$557.0	$811,100	$716,900
Mid-Atlantic	759	536	651.4	389.4	$858,200	$726,500
South	1,368	748	950.7	517.7	$695,000	$692,100
Mountain	2,194	999	1,671.8	719.5	$762,000	$720,200
Pacific	961	581	1,351.7	783.8	$1,406,600	$1,349,100
Traditional Home Building	6,282	3,641	5,436.7	2,967.4	$865,400	$815,000
City Living	79	51	124.3	75.1	$1,573,400	$1,472,500
Total consolidated	6,361	3,692	$5,561.0	$3,042.5	$874,200	$824,100

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and six-month periods ended April 30, 2021 and 2020, and for backlog at April 30, 2021 and 2020 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2021	2020	2021	2020	2021	2020
Three months ended April 30,
Revenues	11	9	$32.5	$24.3	$2,951,700	$2,700,100
Contracts	14	7	$42.2	$26.7	$3,016,000	$3,814,400

Six months ended April 30,
Revenues	16	32	$43.6	$91.4	$2,727,800	$2,856,500
Contracts	19	15	$53.8	$50.5	$2,832,100	$3,364,800

Backlog at April 30,	7	9	$20.1	$35.4	$2,878,500	$3,931,200

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted homes sales gross margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s homes sales gross margin as a percentage of homes sale revenues (calculated in accordance with GAAP) to the Company’s adjusted homes sales gross margin (a non-GAAP financial measure). Adjusted homes sales gross margin is calculated as (i) homes sales gross margin plus interest recognized in homes sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) homes sale revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended April 30,		Six Months Ended April 30,
		2021	2020	2021	2020
	Revenues - homes sales	$1,836,260	$1,516,234	$3,246,964	$2,813,571
	Cost of revenues - home sales	1,434,493	1,220,978	2,556,286	2,254,100
	Home sales gross margin	401,767	295,256	690,678	559,471
Add:	Interest recognized in cost of revenues - home sales	44,092	38,037	77,417	70,811
	Inventory write-downs	1,581	14,214	2,847	15,245
	Adjusted homes sales gross margin	$447,440	$347,507	$770,942	$645,527

	Homes sales gross margin as a percentage of home sale revenues	21.9%	19.5%	21.3%	19.9%

	Adjusted home sales gross margin as a percentage of home sale revenues	24.4%	22.9%	23.7%	22.9%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Homes Sales Gross Margin
The Company has not provided projected third quarter and full FY 2021 homes sales gross margin or a GAAP reconciliation for forward-looking adjusted homes sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the third quarter and full FY 2021. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our third quarter and full FY 2021 homes sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		April 30, 2021	January 31, 2021	October 31, 2020
	Loans payable	$1,033,165	$971,504	$1,147,955
	Senior notes	2,403,163	2,652,162	2,661,718
	Mortgage company loan facility	146,932	112,619	148,611
	Total debt	3,583,260	3,736,285	3,958,284
	Total stockholders' equity	4,913,070	4,786,835	4,875,235
	Total capital	$8,496,330	$8,523,120	$8,833,519
	Ratio of debt-to-capital	42.2%	43.8%	44.8%

	Total debt	$3,583,260	$3,736,285	$3,958,284
Less:	Mortgage company loan facility	(146,932)	(112,619)	(148,611)
	Cash and cash equivalents	(714,968)	(949,696)	(1,370,944)
	Total net debt	2,721,360	2,673,970	2,438,729
	Total stockholders' equity	4,913,070	4,786,835	4,875,235
	Total net capital	$7,634,430	$7,460,805	$7,313,964
	Net debt-to-capital ratio	35.6%	35.8%	33.3%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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